Exhibit 99.10
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials gross profit)

3 Month Rolling Average (%)*

	2008	2009	2010	2011	2012
January	17.3	17.1	16.5	13.0	16.5
February	17.1	17.9	16.2	10.9
March	18.1	19.5	16.5	12.0
April	18.5	19.0	16.8	12.8
May	18.1	18.0	16.6	13.7
June	17.5	16.9	16.7	13.0
July	16.1	17.4	16.9	13.0
August	14.6	17.0	17.9	12.4
September	14.6	16.0	12.8	12.4
October	14.8	16.7	12.6	15.4
November	16.1	17.8	11.5	18.5
December	15.9	18.4	14.6	19.2

12 Month Rolling Average (%)*

	2008	2009	2010	2011	2012
January	19.4	16.6	17.4	14.8	14.6
February	19.4	16.5	17.2	14.3
March	19.1	16.6	16.9	14.1
April	18.9	16.5	16.9	13.9
May	18.5	16.3	16.9	13.6
June	18.0	16.4	16.9	13.1
July	17.6	16.8	16.8	12.8
August	17.1	17.1	17.1	12.2
September	17.0	17.0	16.0	13.1
October	16.7	17.5	15.6	13.7
November	16.5	17.7	15.4	14.1
December	16.6	17.7	15.1	14.4

*NOTE:  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's elastomers business that was acquired on August 23, 2011.